Exhibit (j)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated October 6, 2000 for Dreyfus Aggressive Growth Fund, Dreyfus Premier Strategic Value Fund, Dreyfus Emerging Leaders Fund, Dreyfus International Value Fund, Dreyfus MidCap Value Fund, Dreyfus Premier Future Leaders Fund and Dreyfus Premier Technology Growth Fund, and December 8, 2000 for Dreyfus Small Company Value Fund and Dreyfus Large Company Value Fund, which are incorporated by reference in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.

                                             ERNST & YOUNG LLP


New York, New YOrk
June 26, 2001